AMENDMENT NO. 1 TO

OPTION AGREEMENT

THIS AMENDMENT NO. 1 TO OPTION AGREEMENT (the “Amendment”) dated as of January 23, 2008, between the individuals and entities that have executed this Amendment as the “Shareholders” on the signature pages hereto (each individually a “Shareholder”); Steven Keyser, a resident of the State of Utah (“Keyser”); and Jenson Services, Inc., a Utah corporation (the “Grantee”).

WHEREAS, on or about December 18, 2007, the parties entered into an Option Agreement (the “Agreement”), whereby the Shareholders collectively granted to the Grantee an option to purchase up to 13,066,734 of the issued and outstanding shares of common stock of Lipidviro Tech, Inc., a Nevada corporation (the “Company”) that are currently held by the Shareholders (the “Option”);

WHEREAS, Paragraph 2.1 of the Agreement permits the Option to be exercised for a period of 10 days following the date that the “E” was removed from the Company’s stock symbol (the “Option Period”);

WHEREAS, due to certain unforeseen logistical difficulties in meeting the conditions precedent to the exercise of the Option, the Option Period has expired without being exercised in whole or in part; and

WHEREAS, the parties wish to extend the Option Period to permit the Grantee to exercise the Option for a period of seven days from the date hereof;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

1.

Amendment of Paragraph 2.1 of the Agreement.  Paragraph 2.1 of the Agreement is hereby amended to read as follows:

2.1

Exercise.  The purchase rights represented by the Option may be Exercised by the Grantee, in whole or in part (in the case of partial exercises, the number of shares so purchased shall be allocated among the Shareholders on a pro rata basis, but not as to less than a whole share of Common Stock), at any time, and from time to time, until 5:00 p.m., Mountain Standard  Time, on January 30, 2008 (the "Option Period"), as follows; provided, however, that the Option Period shall not terminate on any date that the Company’s common stock is not quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority :

(a)

The Grantee shall deliver to the Escrow Agent a written notice of its election to Exercise the Option (“Exercise Notice”), together with: (i) the original Option, with the Purchase Form annexed thereto (the “Purchase Form”) completed to specify (A) the number of Option Shares for which the Grantee is exercising the Option (the “Purchased Shares”), and (B) the applicable Exercise Price, and (ii) cash or a certified check or bank draft in the amount of the Aggregate Exercise Price.  In order for such Exercise to be effective as of a particular date, the Exercise Notice must be delivered by the Grantee to the Escrow Agent by 5:00 p.m., Mountain Standard Time.

 (b)

The Escrow Agent shall, as soon as practicable after receipt of an Exercise Notice, effectuate the proper: (i) distribution of the Aggregate Exercise Price to the Shareholders on a pro rata basis, and (ii) release the Purchased Shares to the Grantee.

(c)

The Shareholders and Keyser acknowledge that, upon the Grantee’s exercise of the Option in an amount that is sufficient to give it a majority of the Company’s outstanding shares of common stock, the Grantee shall have the right to place its designees on the Company’s Board of Directors and the Shareholders and Keyser further agree to use their best efforts to facilitate the preparation of such documentation as may be necessary or advisable in this regard.

2.

Amendment to Paragraph 4.5 of the Agreement.  Paragraph 4.5 is hereby amended to add the following new sentence at the end thereof:

“In addition, following the Grantee’s exercise of the Option, Keyser shall not vote or consent to any of the foregoing matters without the consent of the Grantee or its designated recipients of the Common Stock.”

3.

All Other Agreement Provisions Unchanged.  All other terms and provisions of the Agreement shall remain in full force and effect, with no change thereto, and the provisions under Section 10 of the Agreement shall apply with equal force to this Amendment.

4.

Securities Escrow Agreement.  By their signatures hereon, each of the parties consents to the extension of the escrow provided for by the Securities Escrow Agreement governing this transaction, in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Shareholders:

Benedente Holdings, LLC, a Wyoming limited liability company (Shareholder of 6,600,300 Option Shares)

By /s/Steven Keyser

Its manager

___________________________

_________________________

Fax: (801) 583-2565

B’Chesed, LLC, a Wyoming limited liability company (Shareholder of 1,887,850 Option Shares) By /s/Adina Hamik Its manager ___________________________ ___________________________ Fax: (801) 583-2565

SleepyLion, LLC, aWyoming limited liability company (Shareholder of 2,275,000 Option Shares)

By /s/Keith Keyser

Its manager

___________________________

___________________________

Fax: (  )___________________

/s/Keith Keyser Keith Keyser (Shareholder of 1,158,356 Option Shares) __________________________ __________________________ Fax: (801) 583-2565

Keyser:

/s/Steven Keyser

Steven Keyser (Shareholder of 445,228 Option Shares) Grantee: Jenson Services, Inc. By /s/Thomas Howells Its Director

APPROVED.

/s/Leonard W. Burningham

Leonard W. Burningham, Escrow Agent